Exhibit 99.1- Press Release

ESTEEM WIRELESS MODEMS

PRESS RELEASE

ELECTRONIC SYSTEMS TECHNOLOGY ANNOUNCES CASH DISTRIBUTION

KENNEWICK, WASHINGTON --- June 3, 2011 --- Electronic Systems Technology, Inc. (EST) (OTCQB: ELST), dba ESTeem Wireless Modems, the manufacturer of the ESTeem product line of wireless modems, today announced the Company will issue a one-time, noncumulative, cash distribution to shareholders of record as of June 20, 2011. The distribution will be in the amount of $0.01 per share of common stock for a total amount of $51,587, and will be completed by July 15, 2011.

ABOUT EST

Electronic Systems Technology, Inc., a publicly held Company since 1984, was the first to develop the wireless modem and receive the United States and Canadian patents for the technology and established the ESTeem wireless modem products as a standard for industrial control, federal applications and public safety applications radio networks worldwide. For more information visit our company web site at www.esteem.com.

This press release may contain forward-looking statements. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from such forward-looking statements as a results of risks and uncertainties, including those described in EST’s 2010 Form 10-K and other reports filed with the Securities and Exchange Commission.

Contact Jon Correio at Electronic Systems Technology, Inc. for additional information.

(EST) ELECTRONIC SYSTEMS TECHNOLOGY - 509-735-9092 (O)
415 N. QUAY ST. - KENNEWICK, WA 99336 - 509-783-5475 (FAX)
WWW.ESTEEM.COM